Exhibit 99.8

ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. 210 Main Street West Baudette, Minnesota 56623 Attention: Investor Relations Tel: (218) 634.3500 Email: arthur.przybyl@anipharmaceuticals.com

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Name and Address of Investor:

Number and Class of Shares Voted:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS :    ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you

vote FOR proposals 1 and 2.		For	Against	Abstain

1.

To consider and vote upon a proposal to adopt the agreement and plan of merger dated as of October 3, 2012 between BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANI”), as amended, and the transactions contemplated thereby, including the merger.

		☐	☐	☐

2.	To consider and vote upon a proposal to approve an adjournment of the ANI special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

Title

ANIP ACQUISITION COMPANY D/B/A

ANI PHARMACEUTICALS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[                      ], [                      ], 2013

[ ] a.m., CDT

At the offices of:
MVP Capital Partners
259 N. Radnor-Chester Road, Suite 130
Radnor, Pennsylvania 19087

ANIP ACQUISITION COMPANY D/B/A

ANI PHARMACEUTICALS, INC.

This proxy is solicited on behalf of the Board of Directors of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc., for use at the Special Meeting of Stockholders on   , 2013.

By signing, dating and returning this proxy card, you revoke all prior proxies, and appoint Arthur S. Przybyl or Charlotte C. Arnold, or either of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matter which may properly come before the Special Meeting of Stockholders to be held on and at any adjournment or postponement of the meeting.

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side.

This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Proposals 1 and 2 and, in the proxies’ discretion, upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side